UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WELLS-GARDNER ELECTRONICS CORPORATION

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

9500 West 55th Street, Suite A
McCook, Illinois 60525-3605

April 2, 2013

To Our Shareholders:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation which will be held at the corporate offices of the Company, 9500 West 55th Street, Suite A, McCook, Illinois on Tuesday, May 14, 2013 at 10:00 A.M. Central Daylight Savings Time.  All holders of common shares of the Company as of the close of business on March 19, 2013, are entitled to vote at the Annual Meeting.

Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement.  A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions.  After the meeting, members of senior management will remain to answer any additional questions you may have.

We hope you will be able to attend the Annual Meeting.  Whether or not you expect to attend, you are URGED to complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

Anthony Spier
Chairman of the Board, President
and Chief Executive Officer

WELLS-GARDNER ELECTRONICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – May 14, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation will be held on Tuesday, May 14, 2013, at 10:00 A.M., Central Daylight Savings Time, at the corporate offices of the Company, 9500 West 55th Street, Suite A, McCook, Illinois, for the following purposes:

1.	To elect four Directors:

2.	To vote on the non-binding proposal to ratify the compensation of the named Executive Officers for 2012;

3.	To vote on the non-binding proposal that shareholder voting on the compensation of named Executive Officers will occur annually;

4.	To vote upon a proposal to ratify the appointment of Plante Moran, PLLC as independent certified public accountants of the Company for the fiscal year ending December 31, 2013;

5.	To act upon any other business properly brought before the meeting.

The close of business on March 19, 2013, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 14, 2013:

The proxy statement and the Company’s 2012 Annual Report to Shareholders are also available at:
www.wellsgardner.com, click on Investor Information link on home page, click on Annual Report, Proxy Statement & Proxy Card link on Investor Relations page or go directly to http://proxy.wellsgardner.com.

By Order of the Board of Directors,

James F Brace
Corporate Secretary

WELLS-GARDNER ELECTRONICS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, MAY 14, 2013

This Proxy Statement is being sent by the Company on or about April 2, 2013, to all holders of common shares, $1.00 par value (“Common Stock”), the only class of stock outstanding, of Wells-Gardner Electronics Corporation, 9500 West 55th Street, Suite A, McCook, Illinois (the “Company”), entitled to vote at the Annual Meeting of Shareholders on Tuesday, May 14, 2013 and any adjournment or postponement thereof (the “Meeting”), in order to furnish information relating to the business to be transacted.  The foregoing address is the address for the principal executive officers of the Company.

VOTING PROCEDURES

Only shareholders of record at the close of business on March 19, 2013 are entitled to vote at the Meeting.  As of that date, there were approximately 11,667,000 shares of Common Stock outstanding.  Shareholders are entitled to one vote per share owned on the record date, and with respect to the election of Directors, shareholders have cumulative voting rights.  Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of Directors to be elected multiplied by the number of shares owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

A proxy card is enclosed for your use.  YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

Under rules promulgated by the Securities and Exchange Commission, the Company is making its proxy materials available over the Internet for shareholders.  The proxy statement and the Company’s 2012 Annual Report to Shareholders are also available at:
www.wellsgardner.com, click on Investor Information link on home page, click on Annual Report, Proxy Statement & Proxy Card link on Investor Relations page,
Or go directly to:  http://proxy.wellsgardner.com.

You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Meeting and withdrawing the proxy.  You may also be represented by another person present at the Meeting by executing a proxy designating such person to act on your behalf.  Each unrevoked proxy card properly executed and received prior to the close of the Meeting will be voted as indicated.

Unless otherwise indicated on the proxy card, votes represented by all properly executed proxies will be distributed equally among the nominees for Director named herein, except that if additional persons are nominated, the proxies will have discretionary authority to cumulate votes among the nominees named herein, without satisfying any condition precedent.  The withholding of authority to vote for any individual nominee or nominees will permit the proxies to distribute the withheld votes in their discretion among the remaining nominees, without satisfying any condition precedent.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares represented at the Meeting and entitled to vote is required for the election of Directors and the affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote is required for the ratification of the Company's auditor, and for any other matters which may be submitted for consideration.  Abstentions are included in the determination of the number of shares present for purposes of determining if a quorum is present.  Shares represented by proxies which are marked “abstain” or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters.

If your shares are held by a broker, the broker will ask you how you would like your shares to be voted.  If you give your broker instructions, your shares will be voted as you direct.  If you do not give instructions, one of two things can happen, depending upon the type of proposal.  For the ratification of the Company's auditor, the broker may vote your shares in its discretion.  For all other proposals, including the election of directors and to approve the compensation of the named Executive Officers, the broker may only vote your shares as instructed.  A broker “non-vote” will occur if a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If you sign your proxy card without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

The cost of soliciting proxies will be borne by the Company.  The Company will solicit shareholders by mail, through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs.  The Company also may use the services of its Officers, Directors, and others to solicit proxies, personally or by telephone, without additional compensation.

A copy of the 2012 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for 2012, will be mailed to the shareholders on or about April 2, 2013.

ELECTION OF DIRECTORS

The bylaws of the Company, as amended, provide that the number of Directors of the Company shall be from four to seven, as fixed from time to time by the Board of Directors.  The size of the Board is currently set at four members and the Nominating and Governance Committee nominated these members to stand for re-election.  Shareholders are entitled to cumulative voting in the election of Directors.  See “Voting Procedures” herein.  Persons elected as Directors will hold office until the next Annual Meeting or until their successors are duly elected and qualified, or until their earlier death or resignation.  The Nominating and Governance Committee has inquired of each nominee and has ascertained that each will serve if elected.  In the event that any of these nominees should become unavailable for election, the Nominating and Governance Committee may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

During 2012, the Board of Directors met four times.  All of the Directors attended all four of the Board meetings.  All Directors attended the 2012 Annual Meeting.

Information Concerning Nominees
The following persons have been selected by the Nominating and Governance Committee to stand for election to the Company’s Board of Directors:

ANTHONY SPIER	Director since April 1990
Anthony Spier, age 69, has been Chairman of the Board, President and Chief Executive Officer since April 1994.  Before joining the Company, Mr. Spier was President of Bruning Corporation, a manufacturer of drafting equipment and supplies, from 1989 to 1994.  Prior thereto, he was Vice President of AM International, and President of the International Division of AM International.  Mr. Spier's extensive business and operational experience and knowledge of the Company and the gaming industry are highly valued by the Board of Directors.

MERLE H. BANTA	Director since March 2005
Merle H. Banta, age 80, has been Chairman of the Board and Chief Executive Officer of BHH Management, Inc., a holding company for various consumer product companies since 1993, a company he co-founded.  Mr. Banta was previously a director of the following public companies: AM International (1982-1993), The Leisure Group, Inc. (1968-1994), Mark Controls Corporation (1968-1993), and The Stanley Works (1984-1994).  Following Mr. Banta’s tenure as Chairman and Chief Executive of The Leisure Group, Inc., it went private and was renamed BHH Management, Inc.  Mr. Banta is the Chairman of the Nominating and Governance Committee and a member of the Audit and Compensation Committees.  Mr. Banta has over twenty years of experience as a principal investor in the private holding company.  Mr. Banta's background and extensive experience as a director of several public and private companies, as well as his significant financial experience and willingness to serve as the Company’s financial expert, is highly valued by our Board of Directors.

MARSHALL L. BURMAN	Director since August 1998
Marshall L. Burman, age 83, is a Retired Partner of the law firm of Edwards Wildman Palmer LLP, Chicago, Illinois.  Prior to 1992, Mr. Burman was Managing Partner of Arvey, Hodes, Costello & Burman.  Mr. Burman is the former Chairman of the Illinois State Board of Investments.  He is Chairman of the Compensation Committee and a member of the Audit and Nominating and Governance Committees.  Mr. Burman has served on the boards of directors of more than ten publicly traded companies over the course of his career, including as the chairman of the audit committee of three companies and chairman of the compensation committee of two companies.  In addition, he has extensive experience in corporate governance matters, having represented outside director committees in connection with disparate voting proposals, "going private" transactions and other corporate activities.  Mr. Burman's extensive transactional and business experience and his legal experience, including in securities matters, are highly valued by our Board of Directors.

FRANK R. MARTIN	Director since August 1997
Frank R. Martin, age 66, is an Attorney with the law firm Righeimer, Martin and Cinquino, P.C.  Mr. Martin has been associated with that firm since 1974. He is also an advisory director of two privately held banks and a director of a bank holding company headquartered in Chicago.  He is Chairman of the Audit Committee and a member of the Compensation and Nominating and Governance Committees.  In addition to his legal experience, Mr. Martin is diligent in collaborating with the Company's independent auditors and senior management team on financial matters.  Mr. Martin's strong knowledge of the Company and its history, including the strategic shift in its business from being an amusement manufacturer to a gaming company, is also highly valued by the Board of Directors.

The shares represented by the proxy cards returned will be voted FOR the election of these nominees, as specified under “Voting Procedures” herein, unless specified otherwise.

EXECUTIVE OFFICERS

Mr. Spier serves as the Company’s President and Chief Executive Officer.  Mr. Spier has served as Chief Executive Officer of the Company for more than five years.  The term of Mr. Spier’s employment as an officer ends on December 31, 2014, and is subject to an employment agreement.

James F. Brace, age 67, serves as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company.  Mr. Brace has served as the Chief Financial Officer since June 2005.  Mr. Brace is subject to an employment agreement providing for one year of employment on an evergreen basis.  Previously he was Chief Information Officer of United Components, Inc from August 2004 to June 2005, an independent management consultant from 2003 to July 2004, and Executive Vice President & CFO of Knowles Electronics, a hearing aid transducer manufacturer, from 2000 to 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

Audit Committee
The Audit Committee is comprised of Frank R. Martin (Chairman), Merle H. Banta and Marshall L. Burman.  Under currently applicable rules of the NYSE MKT Exchange, all members are independent and Merle H. Banta is considered the financial expert of the Committee.  The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and financial reporting principles and policies and internal controls and procedures; the integrity of the Company’s financial statements and the independent audit thereof; compliance with legal and regulatory requirements and the Company’s compliance programs; and the evaluation of the qualifications, independence and performance of the Company’s independent registered public accountants.  The Audit Committee met four times during 2012, all four times as separate meetings from regular board meetings.  The Committee has a charter, referred to as the “Audit Committee Charter” posted on the Investor Relations section of the Company’s website (www.wellsgardner.com).  See “Report of the Audit Committee” herein.

Compensation Committee
The Compensation Committee is comprised of Marshall L. Burman (Chairman), Merle H. Banta and Frank R. Martin.  Under currently applicable rules of the NYSE MKT Exchange, all members are independent.  The Compensation Committee met two times during 2012 in connection with a regular Board meeting.  The Compensation Committee administers the Company's Amended and Restated Incentive Stock Plan and the Executive Stock Award Plan.  The Compensation Committee also makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other Executive Officers.  The Committee has a charter, referred to as the “Compensation Committee Charter” posted on the Investor Relations section of the Company’s website (www.wellsgardner.com).

The Compensation Committee does not retain any compensation consultants.  Management also does not retain any compensation consultants.  Therefore there are no conflicts of interests with work done by compensation of consultants to report.

Nominating and Governance Committee
The Nominating and Governance Committee is comprised of Merle H. Banta (Chairman), Marshall L. Burman and Frank R. Martin.  Under currently applicable rules of the NYSE MKT Exchange, all members of the Nominating and Governance Committee are independent.  The Nominating and Governance Committee, in conjunction with a regular board meeting, met one time during 2012.  The duties of the Nominating and Governance Committee include proposing a slate of Directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board.  The Committee has a charter, referred to as the “Corporate Governance Guidelines” posted on the Investor Relations section of the Company’s website (www.wellsgardner.com), which includes the process the Committee considers when evaluating nominees for directorships.  This process includes an assessment of whether each board member is independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Company.  The Board of Directors seeks directors who represent a mix of backgrounds that will enhance the quality of the Board of Directors' deliberations and experience.  Although diversity, in a broad sense, is considered in the selection of nominees to the Board of Directors, the Company has not specifically adopted a policy with regard to the consideration of diversity in identifying director nominees.

When appropriate, the Nominating and Governance Committee will conduct research to identify suitable candidates for Board membership.  Candidates for the Board have to be licensable by various gaming authorities and willing to submit all their detailed personal financial information in support thereof.  Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company.

BOARD LEADERSHIP STRUCTURE

The Board of Directors currently combines the role of chairman of the board and chief executive officer.  The Board of Directors believes that this structure provides an efficient and effective leadership model for the Company and is cost-effective in light of the Company's size.  Combining the chairman and CEO roles also fosters clear accountability, effective decision-making, and alignment on corporate strategy.  However, to assure effective independent oversight, the Board of Directors has adopted a number of corporate governance practices, including that executive sessions of the independent directors are held at most meetings of the Board of Directors and all Audit Committee meetings.  The Board of Directors has not designated a lead independent director. The Board of Directors believes that no single leadership model is right for all companies at all times.  Accordingly, the Board of Directors periodically reviews its leadership structure.

RISK OVERSIGHT

The Board of Directors administers its risk oversight function both directly and through the Audit Committee.  The Board regularly meets with management to discuss the Company's potential risk exposures, their potential financial impact on the Company, and steps taken to manage these risks.  In addition, the Compensation Committee periodically reviews the compensation programs of the Company to ensure that they do not encourage excessive risk-taking.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other parties interested in communicating directly with the Board of Directors or a particular Director may send written communications to Wells-Gardner Electronics Corporation, 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605, Attention: Corporate Secretary.  The mailing envelope may contain a clear notation indicating that the enclosed correspondence is a "Shareholder-Board Communication" or "Shareholder-Director Communication."  All shareholder correspondence will be reviewed by the Secretary and then forwarded directly to the Board, or to the specified director, as appropriate.

REPORT OF THE AUDIT COMMITTEE

Blackman Kallick, LLP, the Company’s prior independent public accountants, merged with Plante Moran, PLLC on July 1, 2012.

The Audit Committee held four meetings during 2012.  The meetings were designed to facilitate and encourage communication between the Committee and Plante Moran, PLLC, the Company’s independent public accountants, outside the presence of management.  During these meetings, the Committee reviewed and discussed the engagement of Plante Moran, PLLC as the Company’s auditors, approval of the Audit Fees and Audit Related Fees, the audited financial statements with management and Plante Moran, PLLC.  The Audit Committee recommended to the Board of Directors that the audited financial statements be included in Wells-Gardner’s Annual Report on Form 10-K.

The discussions with Plante Moran, PLLC also included the matters required by Statement on Auditing Standards No. 61, as amended, and Statement on Auditing Standards No. 90.  The Audit Committee received written disclosures and the letter regarding the accountants’ independence as required by Independence Standards Board Standard No. 1 and under the Sarbanes-Oxley Act of 2002.  This information was discussed with Plante Moran, PLLC representatives.

AUDIT COMMITTEE
Frank R. Martin (Chairman)
Merle H. Banta
Marshall L. Burman

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Company has appointed the firm of Plante Moran, PLLC to serve as independent certified public accountants of the Company for the fiscal year ending December 31, 2013.  Although shareholder ratification is not required, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Meeting.  If the shareholders do not ratify the appointment of Plante Moran, PLLC, the Audit Committee may reconsider the appointment.

A representative of Plante Moran, PLLC will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires and will be available to answer appropriate questions.

Fees charged or to be charged by Plante Moran, PLLC and Blackman Kallick, LLP, respectively, the Company’s independent accountants for the 2012 and 2011 fiscal years ended for audit and tax services are as follows:

Fiscal Year 2012
Audit Fees	$160,000
Tax Fees	$30,000
Audit Related Fees	$24,000

Fiscal Year 2011
Audit Fees	$135,000
Tax Fees	$20,000
Audit Related Fees	$21,000

With respect to tax services, the Audit Committee has determined that such services are compatible with maintaining the independent accountant’s independence.

The Board of Directors recommends a vote for the ratification of appointment of Plante Moran, PLLC as independent Certified Public Accountants for the fiscal year ending December 31, 2013.

COMPENSATION MATTERS

2012 SUMMARY COMPENSATION TABLE
Set forth on the following table is each component of compensation paid during 2012, 2011 and 2010 to the Chief Executive Officer and the Chief Financial Officer, who qualify as the only highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Spier - a)	2012	396,138	0	44,400	0	0	0	44,201	484,739
Chairman of the Board,	2011	273,835	0	47,775	0	0	0	37,079	358,689
President &	2010	399,984	0	31,200	0	0	0	35,439	466,623
Chief Executive Officer

James F. Brace – b)	2012	258,827	0	26,640	0	0	0	20,492	305,959
Executive Vice President,	2011	253,477	0	29,400	0	0	0	20,358	303,235
Secretary, Treasurer & Chief Financial Officer	2010	252,986	0	19,200	0	0	0	18,726	290,912

a)
All Other Compensation for Mr. Spier includes the following for 2012:  $21,996 automobile allowance, $7,500 company match 401K contribution, $11,330 insurance premiums and $3,375 other personal benefits. All Other Compensation for 2011 includes $21,996 automobile allowance, $8,550 company match 401K contribution, $2,758 insurance premiums and $3,775 other personal benefits. All Other Compensation for 2010 includes $21,996 automobile allowance, $7,350 company match 401K contribution, $2,758 insurance premiums and $3,335 other personal benefits.  Stock awards for all three years are shown as the aggregate grant date fair value, computed in accordance with ASC 718.

b)
All Other Compensation for Mr. Brace includes the following for 2012:  $8,996 automobile allowance, $4,800 insurance premiums and $6,696 company match 401K contribution.  All Other Compensation for 2011 includes $8,996 automobile allowance, $4,800 insurance premiums and $6,562 company match 401K contribution. Other Compensation for 2010 includes   $9,000 automobile allowance, $2,376 insurance premiums and $7,350 company match 401K contribution.   Stock awards for all three years are shown as the aggregate grant date fair value, computed in accordance with ASC 718.

In February, 2012, 2011 and 2010, the Compensation Committee of the Board of Directors approved a non-equity incentive compensation plan (the “Bonus Plan”) for officers of the Company, with one component of any payments under such plan being determined based on achievement of net income goals of the Company for 2012, 2011, and 2010 respectively (as calculated after giving effect to any management bonus allocation), and the other portion of the plan  being based on individual achievement by each officer of quantifiable, but not directly financial, personal objectives established between Mr. Spier (or, in the case of Mr. Spier, the Compensation Committee) and each officer at the beginning of 2012, 2011 and 2010 respectively.  The Company performance provision provided for a payment to each officer ranging from 5% to a maximum of 22.5% of each officer's base salary, depending upon the Company's final net income for 2012, 2011 and 2010 respectively relative to the established goals, and subject to possible further reduction based on each officer's performance rating.  The personal objectives provision provided for a payment to each officer of up to a maximum of 7.5% of his base salary, with the exact amount of the payment determined based on the percentage of his or her individual personal objectives actually achieved in 2012, 2011 and 2010 respectively.  For example, an officer who achieved all of his or her personal performance objectives would receive a payment equal to 7.5% of his or her base salary; an officer who achieved 50% of his personal performance objectives would receive a payment equal to 3.75% of his or her base salary under the personal objectives provision.

For 2012, 2011 and 2010, the Company did not pay any bonus amounts as the Company did not achieve its minimum corporate performance provisions.  For 2012, the minimum corporate performance objectives were a minimum pretax income of $340,000, target pretax income of $425,000, and maximum pretax income of $850,000.  For 2011, the minimum corporate performance objectives were a minimum net income of $404,000, target net income of $505,000, and maximum net income of $1,010,000.  For 2010, the minimum corporate performance objectives were a minimum net income of $200,000, target net income of $250,000, and maximum net income of $500,000.  For 2012, 2011 and 2010, the minimum financial objectives to earn the personal objectives provision also were not achieved.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Set forth on the following table are the outstanding equity at December 31, 2012 for the Chief Executive Officer and the Chief Financial Officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable	(#)	($)		(#)	($)	(#)	($)
Anthony Spier – a)	0	0	0	0	n/a	57,755	102,804	0	0

James F. Brace – b)	0	0	0	0	n/a	35,100	62,478	0	0

a)
Shares for Mr Spier which have not vested have the following vesting dates 8,682 shares vest on 2/22/13, 8,000 shares vest on 2/23/14, 8,190 shares vest on 2/28/14, 8,600 shares vest on 2/18/15, 12,283 shares vest on 2/28/16 and 12,000 shares vest on 2/23/17.

b)
Shares for Mr Brace which have not vested have the following vesting dates:  5,209 shares vest on 2/22/13, 4,800 shares vest on 2/23/14, 5,040 shares vest on 2/28/14, 5,292 shares vest on 2/18/15, 7,559 shares vest on 2/28/16 and 7,200 shares vest on 2/23/17.

2012 DIRECTOR COMPENSATION TABLE

Set forth on the following table is each component of compensation paid to each Director during 2012 that was not a member of management.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Merle Banta	44,000	0	0	0	0	0	44,000

Marshall Burman	44,000	0	0	0	0	0	44,000

Frank Martin	44,000	0	0	0	0	0	44,000

Employee Directors do not receive additional compensation for serving on the Board of Directors.  Each non-employee Director receives a $2,500 monthly retainer, $1,500 for each Board meeting attended and $1,000 for each Committee meeting attended.  All fees are paid in cash on a quarterly basis.  During 2012, the Board of Directors met four times and all Directors attended all the Board meetings.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has one management contract that requires payments upon termination or change of control.  This contract is with Mr. Spier, the Chairman of the Board, President and Chief Executive Officer of the Company.  Mr. Spier is employed under a contract originally entered into in connection with his joining the Company and being elected as Chairman of the Board, President and Chief Executive Officer of the Company in April, 1994.  Mr. Spier’s contract has been amended to expire December 31, 2014.  The Compensation Committee evaluated his performance based upon written objectives and performance thereof, industry comparisons as well as other factors.  As a result, Mr. Spier received no increase for 2012 and a restricted stock award of 20,000 shares of the Company. Mr. Spier may terminate the contract in the event of a “change in control” of the Company.  If, upon a “change of control” of the Company, Mr. Spier terminates the contract and does not, within five days of termination, enter into a new contract with a term of at least two years with the Company or the Company's successor, the contract provides that Mr. Spier is entitled to a lump sum payment in an amount equal to the greater of the compensation Mr. Spier would have been entitled to but for such termination during the remaining term of the agreement or twice his total compensation from the Company for the 12 calendar months preceding termination.  In addition, in case of a “change of control,” the contract provides for payment of the value of any unvested stock options or stock awards, and a payment to offset any excise tax liability (pursuant to Section 4999 of the Internal Revenue Code) incurred.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to recently enacted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing shareholders with the right to ratify, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.”  Shareholders also my, if they wish, abstain from voting on this proposal.

As disclosed in the Compensation Matters above, the Company believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The goals of the Company’s executive compensation program are:

-	Establish target compensation levels that are competitive within the industries and the markets in which we compete for executive talent;
-	Structure executive compensation so that our executives share in the Company’s short and long term successes and failures by varying compensation from target levels based upon business performance;
-
Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and the granting of long-term incentive awards; and

-	Ensure that a meaningful portion of compensation is focused on the retention of our top talent.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the 2013 Annual Meeting:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Matters, the 2012 Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors will consider the voting results as appropriate when making future decisions regarding executive compensation.

The affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or by proxy at the 2013 Annual Meeting and entitled to vote on the advisory resolution on executive compensation is required to approve the proposal.

The Board of Directors recommends that the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement.

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to recently enacted Section 14A of the Exchange Act, we are asking stockholders to vote, on an advisory, non-binding basis, for their preference as to whether the Company should hold future say-on-pay votes every one, two or three years. Stockholders also may, if they wish, abstain from voting on this proposal.

After careful consideration of this proposal, our Board of Directors has determined that it is appropriate and in the best interests of the Company to hold a say-on-pay vote every year for a number of reasons, including the following:

-	An annual say-on-pay vote will allow us to obtain stockholder input on our executive compensation program on a more consistent and current basis;
-
A one-year frequency provides the highest level of accountability and communication by enabling the say-on-pay vote to correspond with the most recent executive compensation information presented in our proxy statement for the annual meeting; and

-	Holding say-on-pay votes annually reflects sound corporate governance principles.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: one year, two years, three years or stockholders may abstain from voting on the proposal.

This vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board of Directors as the stockholders’ recommendation as to the frequency of future say-on-pay votes. Nevertheless, the Board may decide that it is in the best interests of our stockholders and the Company to hold say-on-pay votes more or less frequently than the option approved by our stockholders.

The Board of Directors recommends that the stockholders vote for EVERY YEAR as the frequency with which the say-on-pay vote should be held.

CERTAIN TRANSACTIONS WITH MANAGEMENT

In December, 2009, the Company engaged the law firm of Gould & Ratner LLP to provide legal services for the Company.  Peter C. Spier, the son of Anthony Spier, is an associate at Gould & Ratner LLP.  The engagement of Gould & Ratner LLP was consented to by the Board of Directors and was on an arms-length basis at prevailing market rates.  In 2012, Gould & Ratner’s billings to the Company were approximately $136,000.

SECURITIES BENEFICIALLY OWNED BY
PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 1, 2013, the number and percentage of outstanding shares of the Company's common stock beneficially owned by each person known to the Company to beneficially own more than 5% of such stock.  Except as otherwise indicated, the Company believes that each of the beneficial owners of the common stock listed below, based on information furnished by such owners, has sole investment and voting power with respect to such shares, subject to community property laws if and where applicable.

	Shares Beneficially Owned	% of Class
Norman H. and Sandra F. Pessin (a)	659,893	5.63%
Principal shareholders owning more than 5% as a group	659,893	5.63%

(a)
Based on information set forth on an amended Schedule 13D filed by Norman H. and Sandra F. Pessin with the Securities and Exchange Commission on March 1, 2012and as updated by Mr. Pessin to the Company.  Mr. Pessin reported that SEP IRA FBO Norman H. Pessin has sole power to vote and dispose of 585,677 shares of common stock and Sandra F. Pessin has the sole power to vote and dispose of 74,216 shares of common stock.  The address for each of Norman H. Pessin and Sandra F. Pessin is listed as 366 Madison Avenue, 14th Floor, New York, New York 10017.

SECURITIES BENEFICIALLY OWNED BY
EXECUTIVE OFFICERS AND DIRECTORS MANAGEMENT

The following table sets forth, as of March 1, 2013, the number and percentage of outstanding shares of the Company's common stock beneficially owned by the Chief Executive Officer, the Chief Financial Officer, each Director and all Executive Officers and Directors as a group.

	Shares Beneficially Owned	% of Class
Anthony S. Spier (a) (b)	556,921	4.75%
James F. Brace (a)	104,056	0.89%
Frank R. Martin (c)	75,345	0.64%
Marshall L. Burman	68,808	0.59%
Merle Banta	20,741	0.18%
Executive Officers and Directors as a group (5 persons)(d)	825,865	7.04%

(a)
The amounts shown include the following restricted share grants that have been awarded pursuant to the stock awards plan:  Mr. Spier, 69,073 shares and Mr. Brace, 41,891 shares, and the Executive Officers as a group, 110,964 shares.

(b)
The amounts shown for Mr. Spier include 170,123 shares owned through The Lauren Blondis Spier Trust dated September 8, 2010, Lauren Blondis Spear, Trustee (of which Mr. Spier is a joint beneficiary with Lauren Blondis Spier, Mr. Spier’s spouse).

(c) The amounts shown for Mr. Martin exclude 1,789 shares owned by Mr. Martin’s wife for which he disclaims beneficial ownership.
(d)	Includes Messrs. Spier, Brace, Martin, Burman and Banta.

The business address for all of the Executive Officers and Directors is 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's Directors, its Executive Officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership of Common Stock and specified changes in that ownership to the SEC and to the NYSE MKT Exchange on which the Common Stock is listed. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates.  Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that all of these filing requirements were satisfied by its Directors and Executive Officers and ten percent stockholders during 2012.

Regarding the hedging and pledging of Company stock by the Company’s Directors and its Executive Officers, the Company does not have a policy to prohibit hedging and pledging.  However, the Company can report that none of its Directors or its Executive Officers hedged or pledged any Company stock in 2012, 2011 or 2010.  The Company will consider instituting such a policy during 2013.

OTHER BUSINESS

The Company is not aware of any business to be acted upon at the Meeting other than that which is described in this Proxy Statement.  The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matter that may properly be brought before the Meeting.  In the event that other business calling for a vote of the shareholders is properly presented at the Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS

Pursuant to the proxy solicitation regulations of the SEC, Rule 14a-8, any shareholder proposal intended to be presented at the 2014 Annual Meeting of Shareholders (the “2014 Meeting”) must be received at the Company's corporate offices by not later than December 10, 2013, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.  Any shareholder, who submits a proposal, must be eligible and comply with Rule 14a-8.  Notice of any shareholder proposal submitted outside the processes of Rule 14a-8 shall be considered untimely if not received by the Company prior to January 10, 2014.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any shareholder proposal, which does not meet the requirements of Rule 14a-8.  The Company form of proxy for the 2014 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals.

NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

The bylaws of the Company, as amended on February 18, 2010, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders.  In the case of an annual meeting, the bylaws of the Company provide an advance notice procedure for a shareholder to properly bring notice to the Secretary of the Company not less than ninety (90) days and not more than one hundred and twenty days (120) prior to the anniversary of the preceding annual meeting of shareholders.  In the case of a special meeting, a shareholder must bring notice to the Secretary of the Company not earlier than 60 days nor later than 90 days prior to the date of the special meeting.  The advance notice by shareholders must include (i) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name, business and residence address of the shareholder submitting the proposal, (iii) the principal occupation or employment of such shareholder, (iv) the number of shares of the Company which are beneficially owned by such shareholder, and (v) any material interest of the shareholder in such business.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

If a shareholder of the Company intends, at the Company’s 2014 annual meeting of shareholders, to nominate a person for election to the Company’s Board of Directors or to propose other business, including a request to amend our By-laws, the shareholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on February 12, 2014 and no earlier than the close of business on January 13, 2014, and comply with the requirements of the Company’s By-laws and Rule 14a-8.  Candidates for the Board have to be licensable by various gaming authorities and willing to submit all their detailed personal financial information in support thereof.  Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company. If a shareholder submits a proposal outside of Rule 14a-8 for the Company’s 2014 annual meeting of shareholders and such proposal is not delivered within the time frame specified in the said rule or the Company’s By-laws, the Company’s proxy may confer such discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents are incorporated by reference into this proxy statement:

The Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Any shareholder who desires a copy of any of the foregoing documents incorporated by reference herein shall be provided a copy, without charge, upon their written request addressed to the attention of James F. Brace, 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605.

McCook, Illinois
April 2, 2013

{PROXY CARD}

Wells-Gardner Electronics Corporation
9500 West 55th Street, Suite A
McCook, Illinois  60525-3605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony Spier and James F. Brace and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all common shares of Wells-Gardner Electronics Corporation held of record by the undersigned on March 19, 2013, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, May 14, 2013 at the corporate offices of the Company and any adjournment or postponement thereof.  All Proxies present at the meeting, and if only one is present, then that one, may exercise the power granted hereunder.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to
vote for all nominees listed below
(except as marked to the contrary below)

Anthony Spier,	Merle H. Banta,	Marshall L. Burman,	and Frank R. Martin

If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above named nominees.  The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees.  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below).

______________________________________________________________________________________________

2.
ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICERS COMPENSATION. The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved and ratified in all respects.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
ADVISORY APPROVAL OF ANNUAL FREQUENCY OF SAY-ON-PAY VOTE.  Please indicate your preference for frequency of the Say-On-Pay of vote. Your choices are every year, every two years, every three years or abstain.

☐ EVERY YEAR	☐ EVERY TWO YEARS	☐ EVERY THREE YEARS	☐ ABSTAIN

4.
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.  To consider and vote upon a proposal to ratify the appointment of Plante Moran, PLLC, as independent certified public accountants of the Company for the fiscal year ending December 31, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS AND FOR PROPOSAL 4.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the President or other authorized officer.  If a partnership or other entity, please sign in partnership or other entity name by an authorized person.

DATED__________________________________________, 2013

_____________________________________________________
Signature

_____________________________________________________
Signature if held jointly

Please mark, sign, and date and return the proxy card promptly using the enclosed envelope.